UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 25, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release dated July 25, 2005 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Items 8.01 Other Events.

On July 25, 2005, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS SECOND QUARTER 2005 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income from continuing operations for the three months ended June 30, 2005, of $28.3 million, or 35 cents per share, compared with $11.2 million, or 14 cents per share, in the same quarter of 2004. For the six months ended June 30, 2005, income from continuing operations was $52.4 million or 65 cents per share, compared with $42.2 million or 54 cents per share in the same period last year. The comparative results were impacted by the Company’s recognition in June 2004, of a cumulative $24 million charge to net income (30 cents per share) for an unfavorable tax ruling involving its bank’s real estate investment trust (REIT) subsidiary, which was settled in December 2004.

“Consistent with the continued expansion of the Hawaii economy in the second quarter, the utilities experienced increased demand and the bank experienced strong core deposit and loan growth, as well as good asset quality,” said Robert F. Clarke, HEI’s chairman, president and chief executive officer. “However, both companies face challenges—the utilities’ operations and maintenance costs have been higher compared with 2004 and the current interest rate environment continues to pressure the bank’s net interest margin.”

Hawaiian Electric Company’s net income for the second quarter of 2005 was $19.6 million compared with $21.7 million for the same quarter last year. Electric utility net income for the six months ended June 30, 2005, was $32.0 million compared with $41.8 million for the same period of 2004.

Kilowatthour sales were higher by 1.8% quarter-over-quarter. “Warmer weather and increases in visitor days drove demand for electricity from both residential and commercial customers,” said Clarke.

“Increased demand has been a double-edged sword. We have been running our peaking units longer, which requires more operations and maintenance costs. It is also bringing the need for new generation to the forefront,” added Clarke. “To address this need and as part of our broader plans to meet future energy needs, we are asking our customers to conserve energy and are also implementing load control programs.”

More than offsetting increased sales, however, were $8.8 million of higher other operations and maintenance expenses and $2.1 million of increased depreciation costs in the second quarter of 2005 compared with the second quarter of 2004. Other operations and maintenance expenses were higher primarily due to 1) an increased number of overhauls and inspections and higher generation station maintenance of $2.4 million; 2) $2.0 million higher retirement benefits expenses due primarily to a decrease in the discount rate assumption used to calculate the benefit obligation; and 3) $0.9 million higher substation maintenance and vegetation management expenses. The remaining increase in operations and maintenance expense of $3.5 million includes increased staffing and other costs to support increased demand, reliability, customer service and energy efficiency programs. Increased operations and maintenance is one reason why HECO filed a request with the Hawaii Public Utilities Commission in November 2004 to increase base rates on Oahu. Hearings are scheduled for September 2005 and an interim decision and order is expected in the fourth quarter of 2005.

Bank net income in the second quarter of 2005 was $13.6 million compared to a net loss of $6.9 million in the second quarter of 2004. Bank net income for the six months ended June 30, 2005 was $31.3 million, compared with $9.0 million in the same period last year. The bank’s 2004 results included the impact of the cumulative $24 million charge in June 2004, related to the unfavorable tax court ruling involving the bank’s REIT subsidiary described above.

Bank net interest income increased to $48.8 million in the second quarter of 2005 compared with $48.0 million in the second quarter of 2004. “Strong growth in loans and core deposits offset margin compression from a flattening yield curve,” said Clarke. The bank’s interest rate spread declined to 3.01% in the second quarter of 2005, compared with 3.08% in the second quarter of 2004. Although yields on the loan portfolio were higher, they were more than offset by increased funding costs, a decline in the yield on mortgage-related securities and the suspension of dividends on FHLB stock in the second quarter.

“Continued strong asset quality offset the need to provision for the additional loan growth in the second quarter of 2005,” said Clarke. “Second quarter 2004 results, however, benefited from a $3.0 million release of loan loss reserves.”

Other income in the second quarter was $1.2 million lower than in the second quarter of 2004, primarily as a result of lower fee income on loans serviced for others.

General and administrative expenses for the quarter ended June 30, 2005, decreased by $2.5 million from the same period in 2004. Expenses for compensation, consulting and other services increased $2.5 million quarter-over-quarter, but were more than offset by $4.9 million less in interest on income taxes. Substantially all of the second quarter 2004 interest on income taxes is included in the charge involving the bank’s REIT subsidiary described above.

In December 2004, the bank’s preferred stock was converted to common equity. Accordingly, preferred stock dividends were lower by $1.4 million in the second quarter of 2005 compared with the same quarter of 2004.

The holding and other companies’ results were $(4.9) million in the second quarter of 2005 versus $(3.5) million in same quarter of 2004. The holding and other companies’ results for the six months ended June 30, 2005, were $(10.9) million compared with $(8.6) million for the same period of 2004. Second quarter of 2005 results were lower than the same quarter of 2004 due in part to the reduction of preferred dividends from the bank described above.

HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Cautionary Statements and Risk Factors that May Affect Future Results” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2005	2004	2005	2004	2005	2004
Revenues
Electric utility	$429,730	$370,605	$804,505	$717,218	$1,637,958	$1,430,462
Bank	91,946	89,982	189,170	179,240	374,214	362,755
Other	586	1,211	1,215	2,450	7,867	13,615

	522,262	461,798	994,890	898,908	2,020,039	1,806,832

Expenses
Electric utility	387,083	324,691	730,252	627,164	1,479,856	1,247,403
Bank	69,744	66,971	138,015	130,121	267,204	265,668
Other	3,986	3,190	8,503	6,840	18,682	15,952

	460,813	394,852	876,770	764,125	1,765,742	1,529,023

Operating income (loss)
Electric utility	42,647	45,914	74,253	90,054	158,102	183,059
Bank	22,202	23,011	51,155	49,119	107,010	97,087
Other	(3,400)	(1,979)	(7,288)	(4,390)	(10,815)	(2,337)

	61,449	66,946	118,120	134,783	254,297	277,809

Interest expense–other than bank	(19,130)	(19,106)	(37,965)	(40,553)	(74,588)	(73,986)
Allowance for borrowed funds used during construction	475	733	902	1,377	2,067	2,402
Preferred stock dividends of subsidiaries	(474)	(475)	(950)	(950)	(1,901)	(1,953)
Preferred securities distributions of trust subsidiaries	—	—	—	—	—	(8,017)
Allowance for equity funds used during construction	1,182	1,673	2,269	3,122	4,941	5,412

Income from continuing operations before income taxes	43,502	49,771	82,376	97,779	184,816	201,667
Income taxes	15,167	38,533	29,946	55,609	66,817	91,536

Income from continuing operations	28,335	11,238	52,430	42,170	117,999	110,131
Loss from discontinued operations, net of income taxes	(755)	—	(755)	—	1,158	—

Net income	$27,580	$11,238	$51,675	$42,170	$119,157	$110,131

Per common share
Basic earnings (loss) - Continuing operations	$0.35	$0.14	$0.65	$0.54	$1.46	$1.43
- Discontinued operations	(0.01)	—	(0.01)	—	0.02	—

	$0.34	$0.14	$0.64	$0.54	$1.48	$1.43

Diluted earnings (loss) - Continuing operations	$0.35	$0.14	$0.65	$0.53	$1.46	$1.43
- Discontinued operations	(0.01)	—	(0.01)	—	$0.01	—

	$0.34	$0.14	$0.64	$0.53	$1.47	$1.43

Dividends	$0.31	$0.31	$0.62	$0.62	$1.24	$1.24

Weighted-average number of common shares outstanding	80,814	80,350	80,741	78,544	80,637	76,906

Adjusted weighted-average shares	81,213	80,707	81,145	78,895	80,950	77,136

Income (loss) from continuing operations by segment
Electric utility	$19,644	$21,735	$32,029	$41,758	$71,448	$84,457
Bank	13,552	(6,949)	31,313	8,978	63,397	38,237
Other	(4,861)	(3,548)	(10,912)	(8,566)	(16,846)	(12,563)

Income from continuing operations	$28,335	$11,238	$52,430	$42,170	$117,999	$110,131

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004. As a result of the settlement, ASB recognized $3 million in additional net income in the fourth quarter of 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2005	2004	2005	2004
Operating revenues	$428,807	$369,393	$802,497	$715,337

Operating expenses
Fuel oil	148,775	114,496	264,401	211,582
Purchased power	106,369	94,267	207,585	186,506
Other operation	41,794	36,877	83,110	71,146
Maintenance	19,837	15,910	37,775	32,906
Depreciation	30,822	28,744	61,642	57,488
Taxes, other than income taxes	39,293	34,198	75,264	67,082
Income taxes	12,293	13,779	20,031	26,666

	399,183	338,271	749,808	653,376

Operating income	29,624	31,122	52,689	61,961

Other income
Allowance for equity funds used during construction	1,182	1,673	2,269	3,122
Other, net	777	1,088	1,620	1,729

	1,959	2,761	3,889	4,851

Income before interest and other charges	31,583	33,883	56,578	66,812

Interest and other charges
Interest on long-term debt	10,656	10,825	21,565	20,895
Amortization of net bond premium and expense	557	577	1,113	1,146
Other interest charges	702	980	1,775	3,392
Allowance for borrowed funds used during construction	(475)	(733)	(902)	(1,377)
Preferred stock dividends of subsidiaries	229	229	458	458

	11,669	11,878	24,009	24,514

Income before preferred stock dividends of HECO	19,914	22,005	32,569	42,298
Preferred stock dividends of HECO	270	270	540	540

Net income for common stock	$19,644	$21,735	$32,029	$41,758

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,519	2,473	4,866	4,841
Cooling degree days (Oahu)	1,471	1,320	2,251	2,232
Average fuel cost per barrel	$51.90	$40.43	$48.96	$39.08

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2005	2004	2005	2004
Interest and dividend income
Interest and fees on loans	$50,657	$45,832	$99,170	$92,241
Interest on mortgage-related securities	26,636	27,559	60,464	54,636
Interest and dividends on investment securities	887	1,665	1,922	3,413

	78,180	75,056	161,556	150,290

Interest expense
Interest on deposit liabilities	12,460	11,464	24,477	23,674
Interest on Federal Home Loan Bank advances	11,291	10,347	22,116	20,844
Interest on securities sold under repurchase agreements	5,602	5,231	12,525	10,477

	29,353	27,042	59,118	54,995

Net interest income	48,827	48,014	102,438	95,295
Recovery of loan losses	—	(3,000)	(3,100)	(4,600)

Net interest income after recovery of loan losses	48,827	51,014	105,538	99,895

Other income
Fees from other financial services	6,333	6,160	12,196	11,742
Fee income on deposit liabilities	4,092	4,276	8,263	8,657
Fee income on other financial products	2,154	2,646	4,589	5,622
Fee income on loans serviced for others, net	114	907	329	577
Gain on sale of securities	175	—	175	16
Other income	898	937	2,062	2,336

	13,766	14,926	27,614	28,950

General and administrative expenses
Compensation and employee benefits	17,441	15,704	34,068	31,459
Occupancy	4,088	4,273	8,106	8,529
Equipment	3,302	3,378	6,701	7,045
Data processing	2,503	2,777	5,548	5,600
Consulting and other services	3,941	3,190	7,608	5,721
Interest on income taxes	406	5,324	3,082	5,324
Other	8,710	8,283	16,884	16,048

	40,391	42,929	81,997	79,726

Income before minority interests and income taxes	22,202	23,011	51,155	49,119
Minority interests	18	23	45	49
Income taxes	8,631	28,584	19,793	37,387

Income before preferred stock dividends	13,553	(5,596)	31,317	11,683
Preferred stock dividends	1	1,353	4	2,705

Net income (loss) for common stock	$13,552	$(6,949)	$31,313	$8,978

Interest rate spread (%)	3.01	3.08	3.15	3.06

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004.

# #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)	Date: July 25, 2005
Date: July 25, 2005